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                                                                     EXHIBIT 21

SUBSIDIARIES

Following is a list of the Company's subsidiaries, all of which are 100% owned by the Company and included in the consolidated financial statements.


                                                                 STATE OF
NAME                                                          INCORPORATION
----                                                          -------------
Republic Automotive Parts Sales, Inc.                            Delaware
Republic Automotive Parts Wholesalers, Inc.                      Delaware
Republic Automotive Parts Distribution, Inc.                     Delaware
Fenders & More, Inc.                                             Tennessee







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